WRITTEN CONSENT OF THE
SHAREHOLDERS
OF
NEWSMAX INC.

March 24, 2025
The undersigned, being the shareholder holding a majority in voting power of all of the issued and outstanding shares of each of (i) the Class A Common Stock (the “Class A Common Voting Group”) of Newsmax Inc., a Florida corporation (the “Company”), and (ii) all classes of capital stock (the “All Classes Voting Group”) of the Company entitled to vote voting together, in lieu of meetings of the Class A Common Voting Group and the All Classes Voting Group, does hereby consent to the taking of the following actions and does hereby adopt the following resolutions by written consent pursuant to Section 607.0704 of the Florida Business Corporation Act, as amended (the “FBCA”), and Section 2.13 of the Company’s Bylaws (the “Bylaws”).
1.APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

WHEREAS, in connection with the initial public offering of the Company’s capital stock (the “IPO”) and the transactions contemplated in connection therewith, the Board of Directors of the Company (the “Board”) has determined that it is advisable and in the best interests of the Company and its shareholders to amend and restate the Articles of Incorporation of the Company, substantially in the form attached hereto as Exhibit A (the “Amended and Restated Articles”), to, among other things: (i) establish the Class A Common Stock, par value $0.001 per share (the “New Class A Common Stock”), and authorize 50,000,000 shares thereof; (ii) authorize 940,000,000 shares of the Class B Common Stock, par value $0.001 per share; (iii) establish preferred stock, par value $0.001 per share (the “Preferred Stock”), and authorize 10,000,000 shares thereof, and authorize the Board to establish the preferences, limitations and relative rights of any unissued shares of Preferred Stock; (iv) effect the Recapitalization (as defined below); (v) effect the Forward Stock Splits (as defined below); and (vi) make certain other changes to the Articles of Incorporation of the Company, all as more specifically set forth in the Amended and Restated Articles;
WHEREAS, immediately prior to the time that the Amended and Restated Articles become effective pursuant to the FBCA (the “Effective Time”) and prior to the closing of the IPO, (i) all shares of the Company’s Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock and Series A-3 Convertible Preferred Stock will automatically convert into, and all shares of the Company’s Series A Convertible Preferred Stock will upon the election of the Company convert into, shares of the Company’s Class A Common Stock (“Old Class A Common Stock”), in each case, in accordance with the applicable Certificates of Designation (as defined in the Amended and Restated Articles), and (ii) all shares of the Company’s Series B Convertible Preferred Stock will automatically convert into shares of the Company’s Class B Common Stock, in accordance with the Series B Certificate of Designation (as defined in the Amended and Restated Articles) (the “Conversion”);

WHEREAS, the Board has approved the Amended and Restated Articles, which shall be filed and effective immediately following the Conversion and prior to the closing of the IPO;
WHEREAS, each share of Old Class A Common Stock issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, be recapitalized, reclassified and reconstituted into one (1) fully paid and non-assessable share of Class B Common Stock; provided, that each share of Old Class A Common Stock issued and outstanding immediately prior to the Effective Time held by any Qualified Shareholder (as defined in the Amended and Restated Articles) shall, at the Effective Time, be recapitalized, reclassified and reconstituted into one (1) fully paid and non-assessable share of New Class A Common Stock (the “Recapitalization”);
WHEREAS, immediately following the Recapitalization, each share of New Class A Common Stock then issued and outstanding shall, automatically and without any action on the part of the holder thereof, be split into 6,765.4 shares of New Class A Common Stock (the “New Class A Common Stock Forward Stock Split”); provided, that upon the New Class A Common Stock Forward Stock Split, any fractional share shall be rounded up or down to the nearest whole share such that no fractional shares shall be issued and outstanding in connection with the New Class A Common Stock Forward Stock Split;
WHEREAS, immediately following the Recapitalization, each share of Class B Common Stock then issued and outstanding shall, automatically and without any action on the part of the holder thereof, be split into 6,765.4 shares of Class B Common Stock (the “Class B Common Stock Forward Stock Split” and, together with the New Class A Common Stock Forward Stock Split, the “Forward Stock Splits”); provided, that upon the Class B Common Stock Forward Stock Split, any fractional share shall be rounded up or down to the nearest whole share such that no fractional shares shall be issued and outstanding in connection with the Class B Common Stock Forward Stock Split;
WHEREAS, the closing of the IPO shall occur immediately following the Forward Stock Splits; and
WHEREAS, the undersigned has determined that it is desirable and in the best interests of the Company and its shareholders to approve the Amended and Restated Articles and the Recapitalization.
NOW, THEREFORE, BE IT RESOLVED, that the Amended and Restated Articles be, and they hereby are, adopted and approved by the Class A Voting Group voting separately and the All Classes Voting Group voting together as a single voting group; and
RESOLVED FURTHER, that the Recapitalization be, and it hereby is, adopted and approved by the Class A Voting Group voting separately and the All Classes Voting Group voting together as a single voting group; and
RESOLVED FURTHER, that the Chief Executive Officer and other officers of the Company designated by the Chief Executive Officer (the “Officers”) be, and each of them,

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acting singly, hereby is, in the name and on behalf of the Company, authorized and empowered to execute and file the Amended and Restated Articles with the Secretary of State of the State of Florida and to take all such further action and execute all such further documents as they may deem necessary or appropriate to carry out the intent of these resolutions; and
RESOLVED FURTHER, that the Board is hereby authorized to abandon the Amended and Restated Articles without further action or approval by the Company’s shareholders at any time prior to the effectiveness of the Amended and Restated Articles.
2.AMENDMENT AND RESTATEMENT OF BYLAWS

WHEREAS, in connection with the IPO and the transactions contemplated in connection therewith, the Board has approved the Amended and Restated Bylaws of the Company, substantially in the form attached hereto as Exhibit B (the “Amended and Restated Bylaws”), to be effective as of, and conditioned upon, the effectiveness of the Amended and Restated Articles; and
WHEREAS, the undersigned has determined that it is desirable and in the best interests of the Company and its shareholders to approve the Amended and Restated Bylaws.
NOW, THEREFORE, BE IT RESOLVED, that the Amended and Restated Bylaws be, and they hereby are, adopted and approved, effective as of, and conditioned upon, the effectiveness of the Amended and Restated Articles; and
RESOLVED FURTHER, that the Board is hereby authorized to abandon the Amended and Restated Bylaws without further action or approval by the Company’s shareholders at any time prior to the effectiveness of the Amended and Restated Bylaws.
3.APPOINTMENT OF DIRECTOR

WHEREAS, Section 3.1 of the Company’s Bylaws provides that the number of directors may be increased or decreased from time to time by resolution of the Majority-in-Interest (as defined in the Bylaws);

WHEREAS, the undersigned constitutes the Majority-in-Interest;

WHEREAS, the size of the Board is currently three (3) directors;

WHEREAS, in connection with the IPO, the undersigned has determined that it is desirable and in the best interests of the Company and its shareholders for the Company to increase the size of the Board from three (3) directors to nine (9) directors; and

WHEREAS, the undersigned has reviewed and considered the background, experience and qualifications of Rene Alexander Acosta to serve on the Board and has determined that it is

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advisable and in the best interests of the Company and its shareholders for Rene Alexander Acosta to be appointed to serve on the Board.

NOW, THEREFORE, BE IT RESOLVED, that the increase of the size of the Board from three (3) directors to nine (9) directors, effective as of, and conditioned upon, the closing of the IPO, is hereby authorized and approved; and
RESOLVED FURTHER, that the undersigned hereby appoints Rene Alexander Acosta to serve as a member of the Board, effective as of, and conditioned upon, the closing of the IPO, to serve until the first annual meeting of the shareholders of the Company held following the IPO and his successor is duly elected and qualified, or until his earlier death, resignation, disqualification or removal; and
RESOLVED FURTHER, that, upon the effectiveness of the appointment contemplated by these resolutions, the Board shall be comprised of the following individuals as of the date of such appointment:
1.Christopher Ruddy
2.Christopher Cox
3.Nancy Brinker
4.Rene Alexander Acosta

4.GENERAL

RESOLVED, that in order to carry out fully the intent and effectuate the purposes of the foregoing resolutions, the Officers be, and hereby are, authorized and empowered to take all such further action including, without limitation, to arrange for and enter into, or implement amendments and modifications to or waivers of, any agreements or other documents referenced in the foregoing resolutions (the “Documents”), and to arrange for and enter into supplemental agreements, instruments, certificates and other documents relating to the transactions contemplated by the Documents, and to execute and deliver all such further amendments, modifications, waivers, supplemental agreements, instruments, certificates and documents as may be called for under or in connection with the Documents, that may be determined by such Officers to be necessary or desirable, containing such terms and conditions and other provisions consistent with the Documents, in the name and on behalf of the Company, and to pay all such fees and expenses, which shall in his or her judgment be deemed necessary, proper or advisable in order to perform the Company’s obligations under or in connection with the Documents and the transactions contemplated thereby; and
RESOLVED FURTHER, that all actions taken by the Officers prior to the date of this written consent which are within the authority conferred hereby are hereby in all respects authorized, ratified, confirmed and approved.
[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned hereby executes this Written Consent of the Shareholders as of the date first set forth above.

Christopher Ruddy Revocable Trust, dated
                            October 12, 2007

                            By: _____________________________
                            Name: Christopher Ruddy
Title: Trustee
[Signature Page to Written Consent of the Shareholders of Newsmax Inc.]

Exhibit A

Amended and Restated Articles

(See attached.)

Exhibit B

Amended and Restated Bylaws

(See attached.)